Exhibit 10.16




                AMERICAN RIVER BANK EMPLOYEE SEVERANCE POLICY

     It is the policy of American River Bank (the "Bank"), which shall be binding upon any successor, to pay severance to certain Bank employees designated by resolu- tion of the Bank's Board of Directors, in the event of termination of such employee in connection with and either prior to or within one year following a "change in control" (as defined hereinafter) of the Bank. A "change in control" for purposes of this policy shall mean any merger, consolidation or reorganization of the Bank in which the Bank does not survive, or where the Bank survives as a subsidiary of an acquiring entity other than a bank holding company organized by or at the direction of the Bank.

     Notwithstanding the foregoing, no severance shall be payable to an employee terminated "with cause" under applicable Bank personnel policies. Furthermore, no Bank employee shall have rights of employment conferred by this Policy and nothing contained in this Policy shall modify or amend (i) the "at will" relationship between such employee and the Bank, or (ii) any rights the Bank may have to terminate employees under applicable provisions of the Bank's personnel policies. The only right conferred by this Policy to any such employee is the right to receive severance payments in connection with a "change in control" and in accordance with the provisions of this Policy.

     This Policy shall apply only to an employee who (i) is designated by resolution of the Board of Directors to be covered thereby, (ii) is provided a copy of the implementing resolutions and this Policy confirming such designation, and (iii) signs the acknowledge- ment block set forth below.

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      The effective date of application of the foregoing Policy to such an employee shall be the date of adoption of a resolution by the Board of Directors designating such an employee as covered thereby subject to delivery of the implementing resolutions and a copy of the Policy as stated above.

Dated:  March 18, 1998

Acknowledgment:

      The undersigned employee hereby acknowledges receipt of the foregoing Policy and a copy of resolutions referenced therein. The undersigned further acknowledges having read and understood the provisions of the Policy and in particular the "at will" employment disclosure stated therein.


Dated: _________________            ________________________________

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